TENTH AMENDMENT and WAIVER dated as of
                         March 3, 1995 to the CREDIT AGREEMENT
                         dated as of September 29, 1993 as amended by the FIRST AMENDMENT dated as of November 18, 1993, the SECOND AMENDMENT dated as of December 15, 1993, the THIRD AMENDMENT dated as of January 10, 1994, the FOURTH AMENDMENT dated as of March 15, 1994, the FIFTH AMENDMENT dated as of May 25, 1994, the SIXTH AMENDMENT dated as of July 11, 1994, the SEVENTH AMENDMENT dated as of September 1, 1994, the EIGHTH AMENDMENT dated as of September 1, 1994 and the NINTH AMENDMENT dated as of November 22, 1994 (the "Credit Agreement"), among MILGRAY ELECTRONICS, INC., a New York corporation (the "Borrower"), the Guarantors named therein and signatories thereto (the "Guarantors"), CHEMICAL BANK, a New York banking corporation, FLEET BANK, a New York banking corporation, the other lenders named in Schedule 2.01 annexed to the Credit Agreement (collectively, the "Lenders"), and CHEMICAL BANK, as agent for the Lenders (in such capacity, the "Agent").


WHEREAS, the Borrower and the Guarantors have requested and the Agent and the Lenders have agreed, subject to the terms and conditions of this TENTH AMENDMENT and WAIVER, to waive and amend the Credit Agreement with respect to the requests herein set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.   Waiver of ARTICLE VI. AFFIRMATIVE COVENANTS. SECTION 6.05.
     Financial Statements, Reports, etc. (k)

     Compliance with Section 6.05. (k) of the Credit Agreement is hereby waived to permit the late notification by the Borrower to the Agent and each of the Lenders of the termination of the franchise agreement between the Borrower and Sony Electronics Semiconductor Component and Computer Products Group.

2.   Waiver of ARTICLE VII. NEGATIVE COVENANTS. SECTION 7.02.
     Indebtedness. (xvii).

     Compliance with Section 7.02. (xvii) of the Credit Agreement is hereby waived with respect to forward foreign exchange contracts entered into by the Borrower totaling (Canadian)
     $3,000,000.

3. Amendment to ARTICLE VI. AFFIRMATIVE COVENANTS. SECTION 6.05. Financial Statements, Reports, etc. (b).

     Section 6.05. (b) of the Credit Agreement is hereby amended by inserting the following phrase immediately following the word "equity" in the seventh line thereof:

     "(such statement of shareholders' equity shall only be required to be submitted to the Agent and each of the Lenders to the extent there is a change in shareholders' equity from the prior fiscal quarter end arising as a result of any reason other than the addition of the earnings or subtraction of the losses of the Borrower and its subsidiaries)".

4.   Amendment to ARTICLE VII. NEGATIVE COVENANTS. SECTION 7.02.
     Indebtedness. (xv).

     Section 7.02. (xv) of the Credit Agreement is hereby amended by deleting the number "$250,000" contained therein and substituting therefor the number "$1,000,000".

5.   Amendment to ARTICLE VII. NEGATIVE COVENANTS. SECTION 7.02.
     Indebtedness (xvii).

     Section 7.02. (xvii) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

     "(xvii) Indebtedness of Milgray Electronics, Inc. and/or Milgray/Toronto, Inc. owing under foreign exchange lines of credit, provided that the aggregate outstanding amount of such Indebtedness owing by both Milgray Electronics, Inc. and Milgray/Toronto, Inc. shall not at any time exceed $2,000,000 in the aggregate and (Canadian) $4,000,000 in the aggregate."

This TENTH AMENDMENT and WAIVER shall be construed and enforced in accordance with the laws of the State of New York.

All terms used herein shall have the same meaning as in the Credit Agreement unless specifically defined herein.

Except as expressly waived or amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof. The TENTH AMENDMENT and WAIVER herein contained is limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provisions of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

The Borrower and the Guarantors hereby represent and warrant that, after giving effect to this TENTH AMENDMENT and WAIVER, no Event of Default or default exists under the Credit Agreement or any other related document.

Please be advised that should there be a need for further amendments and waivers with respect to these covenants, those requests will be evaluated by the Agent and the Lenders when formally requested in writing by the Borrower and the Guarantors.

This TENTH AMENDMENT and WAIVER may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one TENTH AMENDMENT and WAIVER. This TENTH AMENDMENT and WAIVER shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, shall have been delivered to the Agent.

IN WITNESS WHEREOF, the Borrower, the Guarantors, the Agent and the Lenders have caused this TENTH AMENDMENT and WAIVER to be duly executed by their duly authorized officers, all as of the day and year first above written.



                         MILGRAY ELECTRONICS, INC.


                         By:   John Tortorici

                              John Tortorici
                              Vice President - Finance

                         MILGRAY/ATLANTA, INC.
                         BIRNBACH COMPANY, INC.
                         MILGRAY/CALIFORNIA, INC.
                         MILGRAY/CHICAGO, INC.
                         MILGRAY/CLEVELAND, INC.
                         MILGRAY/COLORADO, INC.
                         MILGRAY/COMPUTER PRODUCTS, INC.
                         MILGRAY/CONNECTICUT, INC.
                         MILGRAY/DALLAS, INC.
                         MILGRAY/DELAWARE VALLEY, INC.
                         MILGRAY/FLORIDA, INC.
                         MILGRAY/HOUSTON, INC.
                         MILGRAY/HUNTSVILLE, INC.
                         MILGRAY/INDIANA, INC.
                         MILGRAY INTERNATIONAL, INC., a New
                              York corporation
                         MILGRAY/KANSAS CITY, INC.
                         MILGRAY LTD.
                         MILGRAY/NEW ENGLAND, INC.

                         MILGRAY/NEW JERSEY, INC.
                         MILGRAY/NEW YORK, INC.
                         MILGRAY/NORTHERN CALIFORNIA, INC.
                         MILGRAY/ORANGE COUNTY, INC.
                         MILGRAY/OREGON, INC.
                         MILGRAY ELECTRONICS/P.R., INC.
                         MILGRAY/RALEIGH, INC.
                         MILGRAY/SAN DIEGO, INC.
                         MILGRAY/UPSTATE NEW YORK, INC.
                         U.S. COMPUTER SUPPLY, INC.
                         MILGRAY/UTAH, INC.
                         MILGRAY/WASHINGTON, INC.


                         By:     John Tortorici
                              John Tortorici, as Vice President-
                              Finance of and on behalf of each of
                              the foregoing corporations

                         MILGRAY/TORONTO, INC.


                         By:      John Tortorici
                              John Tortorici, Secretary


                         CHEMICAL BANK, as Agent and a Lender


                         By:       Richard E. Grabowski
                         Name:  Richard E. Grabowski
                         Title: Vice President


                         FLEET BANK


                         By:     Shari Delouya, V.P.
                         Name:  Shari Delouya
                         Title: Vice President